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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                NOVEMBER 3, 2000
                Date of Report (Date of Earliest Event Reported)


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                       1-11601               34-1816760
(State or Other Jurisdiction of    (Commission File No.)     (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                      30000 AURORA ROAD, SOLON, OHIO 44139
              (Address of principal executive offices and zip code)

                                 (440) 349-1000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Settlement Agreement and Release

       Certain disputes and differences between Samuel J. Frankino ("Mr. Frankino") and National Auto Credit, Inc. (the "Company") resulted in litigation styled National Auto Credit, Inc. v. Sam J. Frankino, C.A. No. 17973 and Sam J. Frankino v. David L. Huber, et al., C.A. No. 17984 in the Court of Chancery of the State of Delaware (the "Actions"). The pendency of the Actions was previously disclosed.

       On November 3, 2000, the Company entered into a Settlement Agreement and Release (Including Agreement for Sale of Shares) with Mr. Frankino, individually and as trustee and president of the Samuel J. Frankino and Connie M. Frankino Charitable Foundation (the "Foundation"), trustee of the Corrine L. Dodero Trust for the Arts and Sciences (the "Trust") and managing partner of the Frankino and Frankino Investment Company, a Nevada general partnership, (the "Partnership" and, collectively with Mr. Frankino in all capacities listed above, the Foundation and the Trust, the "Frankino Parties") (the "Settlement Agreement") which among other things settled all of the Actions and resulted in the repurchase by the Company of all of the Company securities held by Mr. Frankino, the other Frankino Parties and certain other of his related parties. In conjunction with the settlement of the above-referenced litigation, the parties to the Actions, as well as William Dodero, Lorraine Dodero, William Maund and Robert Upton, exchanged general releases.

       Under the terms of the Settlement Agreement, the Company (i) repurchased an aggregate of 15,743,012 shares of common stock of the Company owned by the Frankino Parties for a total purchase price of $35,340,000, or $2.245 per share of common stock, (ii) and agreed to repurchase an aggregate of 120,348 shares of common stock of the Company owned by certain of the Company's directors including shares of common stock held by William Maund, shares of common stock held by Lorraine Dodero, shares of common stock held by William Dodero and Lorraine Dodero, as joint tenants with rights of survivorship, and shares of common stock held by Lorraine Dodero, as a trustee of a grantor trust for the benefit of her daughter, Corrine Dodero, for a total purchase price of $180,522 (such repurchase of the 120,348 shares has not closed as of the date hereof), or $1.50 per share of common stock, and (iii) reimbursed certain legal fees previously incurred by Mr. Frankino in the amount of $2,011,600.

       The Frankino Parties agreed that they will not, nor will they permit their affiliates or cause or assist in any way their associates or other representatives to, directly or indirectly, alone or in concert or in conjunction with any other "Person" or "Group" (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (a) in any manner acquire, agree to acquire or to make any proposal (or request permission to make any proposal) to acquire, directly or indirectly, any beneficial interest in any securities of, equity interest in or any property or assets of the Company or any of its subsidiaries, (b) except with the prior written consent of the Company, propose to the Company or any of its stockholders to enter into any merger or business combination involving the Company or any of its
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subsidiaries or to purchase a material portion of the assets of the Company or any of its subsidiaries, (c) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, (d) form, join or in any way participate in a Group with respect to any voting securities of the Company or any of its subsidiaries,
(e) seek, alone or in concert with others, to control, change or influence the management, Board of Directors or policies of the Company or its affiliates or propose any matter to be voted upon by the stockholders of the Company, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, (g) assist, advise or encourage any other Person in doing any of the foregoing, or
(h) make any request or proposal to amend, waive or terminate any provisions of the restrictions described in this paragraph. The primary purpose of the foregoing provisions was to restrict the ability of the Frankino Parties to affect the Company's day-to-day operations or its long-term strategic direction.

       As part of the Settlement Agreement, the Company agreed to provide the Frankino Parties with such indemnification and reimbursement of expenses to which they may be entitled under Delaware law, the Company's Restated Certificate of Incorporation, as amended, and the Company's Amended and Restated By-laws. However, none of the Frankino Parties will be entitled to any advancement of, or reimbursement for, fees, costs and/or expenses or other damages incurred after the date of the Settlement Agreement in connection with any threatened or pending action, suit or proceeding known to the Company and/or such individual or entity as of the date of the Settlement Agreement (hereinafter a "Known Proceeding"), except that: at the conclusion or termination of each such Known Proceeding, the Company shall indemnify the Frankino Parties in accordance with, and as permitted by, the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, and applicable law, to the extent of fifty percent (50%) of the aggregate amount of fees, costs, and/or expenses or other damages which each such individual or entity incurs in connection with each such Known Proceeding.

       The Company and Mr. Frankino further agreed to use their best, good faith efforts to consummate the settlement of In Re: National Auto Credit, Inc. Securities Litigation, Case No. 1:98CV0264, U.S. District Court for the Northern District of Ohio.

       In accordance with the terms of the Settlement Agreement, Mr. Frankino, Lorraine Dodero, William Maund, William Dodero and Robert Upton resigned positions as directors of the Company on November 3, 2000, immediately following the execution of the Settlement Agreement.

       The foregoing is a summary description of the terms of the Settlement Agreement and ancillary documents and by its nature is incomplete. It is subject to the more complete description set forth in the Settlement Agreement and Release (Including Agreement for Sale of Shares) by and among the Frankino Parties, on the one hand, and the Company, on the other hand, dated November 3, 2000, attached hereto as Exhibit 2.1.



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Stock Purchase and Standstill Agreement

       On November 3, 2000, simultaneously with the execution and closing of the Settlement Agreement with Mr. Frankino and the Frankino Parties, the Company executed and closed a Stock Purchase and Standstill Agreement (the "Reading Agreement") with Reading Entertainment, Inc., a Nevada corporation ("Reading"), FA, Inc., a Nevada corporation and a wholly-owned subsidiary of Reading ("FA"), Citadel Holding Corporation, a Nevada corporation ("Citadel"), and Craig Corporation, a Nevada corporation ("Craig" and, collectively with Reading, FA and Citadel, the "Reading Stockholders"). Prior to the execution of the Reading Agreement, the Reading Stockholders collectively owned an aggregate of 10,055,000 shares of Company common stock and 100 shares of Series A Convertible Preferred Stock, par value $.05 per share.


1. Repurchase of Shares
   --------------------

       Under the terms of the Reading Agreement, the Company repurchased from FA 5,277,879 shares of common stock of the Company and all 100 of Series A Convertible Preferred Stock for an aggregate purchase price of $7,916,968.50, or $1.50 per share, plus $551,801.50 representing interest accruing from April 5, 2000 to the date of the consummation of the transaction contemplated by the Reading Agreement at the simple annual rate of twelve percent (12%). As a result of this repurchase and upon the repurchase of the remaining 120,348 shares from the certain directors of the Company, as contemplated by the Settlement Agreement, the Reading Stockholders will own an aggregate of thirty-three percent (33%) of the issued and outstanding shares of the Company's common stock, on a fully diluted basis.


2. Standstill Provisions
   ---------------------

       The Reading Stockholders agreed that (i) prior to August 31, 2003, neither they nor their respective affiliates (as defined in the Reading Agreement) will acquire or agree to acquire, any beneficial interest in any equity securities of the Company, to the extent that the acquisition of such equity securities would increase the beneficial ownership of the Reading Stockholders and their affiliates to more than thirty-three percent (33%) of the aggregate voting power of the Company's equity securities then outstanding, calculated on a fully diluted basis; or (ii) prior to August 31, 2003, neither they nor their respective affiliates will make or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote any voting securities of the Company in connection with the election of the directors of the Company (other than proxies to vote Company securities beneficially owned by any one or more of the Reading Stockholders and/or their respective affiliates, which proxies are to be voted in accordance with the terms of the Reading Agreement), or otherwise seek to alter the composition of the Company's Board of Directors, or (iii) prior to August 31, 2001, will make or in any way participate, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote Company's voting securities, with respect to any matter (other than the election of directors of the Company, which is addressed above) which may be submitted to a vote of the stockholders of the Company, other than proxies to vote Company



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common stock beneficially owned by any one or more of the Reading Stockholders and/or their respective affiliates. The Reading Agreement allows the Reading Stockholders to communicate with the Company's stockholders subject to the restrictions described above and to make a tender offer for the Company's securities, on an "all or none" basis, under certain circumstances.


3. Restrictions on Sales of Shares
   -------------------------------

       The Reading Stockholders agreed not to sell or otherwise dispose of the Company's shares of common stock other than to a "Permitted Transferee" prior to the termination of the Reading Agreement (discussed below). As defined in the Reading Agreement, the term "Permitted Transferee" includes: (i) the Company and its Affiliates (the term "Affiliates" used as defined in Rule 12b-2 of the General Rules and regulations promulgated under the Securities Exchange Act of 1934, as amended; (ii) any Affiliate of any Reading Stockholder who agrees in writing to be bound by the standstill provisions of the Reading Agreement; (iii) any transferee who is a party to any tender offer, merger, reorganization or transfer of all or substantially all of the assets of the Company approved by the Board of Directors of the Company; (iv) any transferee that agrees in writing to be bound by the standstill provisions of the Reading Agreement; (v) any transferee who, after giving effect to the proposed transfer, will own, directly or indirectly, beneficially or of record, not more than fifteen percent (15%) of the issued and outstanding Company voting securities (including, for purposes of this calculation, any shares of Company voting securities held by Affiliates of such transferee); (vi) any person or entity to whom a Reading Stockholder transfers the Company's shares in reliance on the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (other than the provisions of Rule 144(k) thereunder or any successor provision thereto), and in compliance with the restrictions on volume, manner of sale and any other applicable restrictions imposed thereby; (vii) any transferee who acquires the Company's shares pursuant to a tender offer for the securities of the Company or
(viii) any successor by merger of any Reading Stockholder or (ix) any transferee who acquires shares pursuant to the exercise of FA's piggyback registration rights or in a registered secondary offering of shares, provided that such shares are offered for sale in an underwritten public offering or otherwise sold in a broadly distributed public offering. Notwithstanding the foregoing discussion, however, a Permitted Transferee that agrees to be bound by the standstill provisions of the Reading Agreement will not be entitled to any other rights or benefits under the Reading Agreement; provided that such limitations will not apply to the transfer under clause (viii) as described above.


4. Voting Agreement Provisions
   ---------------------------

       The Reading Agreement provides that in connection with each election of directors of the Company occurring prior to the termination of the Reading Agreement (discussed below), each Reading Stockholder, must vote, or must cause to be voted, all shares of the Company's outstanding equity securities as to which such Reading Stockholder exercises voting control in the same manner and in the same proportion as the shares held by all stockholders of the Company (other than the Reading Stockholders) are voted in connection with such election;



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provided, however that each Reading Stockholder is free to cast all of the votes which such Reading Stockholder is entitled to cast in favor of the election of the Reading Stockholders' director nominees.


5. Board Representation
   --------------------

       The Reading Agreement provides for the election of two designees of the Reading Stockholders to the Board of Directors of the Company. Pursuant to the terms of the Reading Agreement, Messrs. James J. Cotter and Scott A. Braly were so elected to the Company's Board of Directors at the special meeting of the Board of Directors held on November 3, 2000 (discussed below).


6. Certain Corporate Governance Provisions
   ---------------------------------------

       The Company agreed that until the earlier to occur of: (i) the preparation, adoption and public disclosure by the Board of Directors of the Company of a five-year business plan for the Company and its subsidiaries on a consolidated basis and (ii) the termination of the Reading Agreement in accordance with the termination provisions (described below), the Company would not acquire any assets in a transaction which would be material to the Company and its subsidiaries, and the Company would not issue a material amount of the securities of the Company and its subsidiaries.

       The Company also agreed to obtain the approval of its stockholders for any plan or arrangement: (i) in connection with the acquisition of the stock or assets of another company (A) if any director, officer or substantial stockholder of the Company has a five percent (5%) or greater interest (or such persons collectively have a ten percent (10%) or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Company voting securities, or securities convertible into or exercisable or exchangeable for Company voting securities, could result in an increase in outstanding shares of Company voting securities or voting power of five percent (5%) or more; or (B) where, due to the present or potential issuance of Company voting securities, or securities convertible into or exercisable or exchangeable for Company voting securities, other than pursuant to a public offering for cash, (1) the Company voting securities (or securities convertible into or exercisable or exchangeable for Company voting securities) to be issued has or will have upon issuance voting power equal to or in excess of twenty percent (20%) of the voting power outstanding before the issuance of such Company voting securities or such securities convertible into or exercisable or exchangeable for Company voting securities; or (2) the number of shares of Company voting securities (or securities convertible into or exercisable or exchangeable for Company voting securities) to be issued is or will be equal to or in excess of twenty percent (20%) of the number of shares of Company voting securities outstanding before the issuance of the stock or securities; (ii) in connection with a transaction other than a public offering involving (A) the sale or issuance by the Company of Company voting securities (or securities convertible into or exercisable or exchangeable for Company voting securities) at a price less than the greater of book or market value, which sale or issuance, together with sales



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by officers, directors or substantial stockholders of the Company, equals twenty percent (20%) or more of the Company voting securities or twenty percent (20%) or more of the voting power outstanding before the issuance; or (B) the sale or issuance by the Company of Company voting securities (or securities convertible into or exercisable or exchangeable for Company voting securities) equal to twenty percent (20%) or more of the Company voting securities or twenty percent (20%) or more of the voting power outstanding before the issuance; or (iii) pursuant to which any person shall acquire more than thirty-three percent (33%) of the Company's total assets (calculated on a consolidated basis in accordance with United States generally accepted accounting principles, consistently applied).

       The foregoing provisions may be amended by the Company and the Reading Stockholders to the extent that, any such amendment is necessary to attain compliance with the listing criteria of any recognized securities exchange or automated inter-dealer quotation system upon which listing of the Company's securities is sought or obtained.


7. Termination Provisions
   ----------------------

       The Reading Agreement may be terminated at any time: (i) by mutual written agreement of the Company and the Reading Stockholders, (ii) by either party, effective upon notice to the other party or parties of such termination, if any decree, order or ruling by a court or other governmental entity permanently restraining, enjoining or prohibiting the transactions contemplated by the Reading Agreement is final and non-appealable, (iii) by either party, effective upon notice to the other party or parties of such termination, if a proposal to sooner terminate the Reading Agreement is approved by either the holders of a majority of the combined voting power of the Company's outstanding common stock entitled to vote or a majority of the independent directors of the Company; (iv) by either party, effective upon notice to the other party or parties of such termination, in the event that any person or entity, affiliated with or acting at the request of the Company or any of the Reading Stockholders, acquires or agrees to acquire or to initiate a fully financed and unconditional tender offer or exchange offer seeking to acquire, directly or indirectly, a beneficial interest in the Company's securities representing in excess of fifteen percent (15%) of the then issued and outstanding Company's common stock,
(v) by either party, effective upon notice to the other party or parties of such termination, in the event that the Board of Directors of the Company propose any Change in Control Transaction, as the term is defined in the Reading Agreement, and (vi) by the Reading Stockholders, effective upon notice to the Company of such termination, in the event that a Reading Stockholders' director nominee is either not elected to the Company's Board of Directors or removed from the Board of Directors of the Company and is not replaced by another such nominee. In addition, the Reading Agreement will terminate automatically (i) in the event that the Reading Stockholders collectively own, directly or indirectly, beneficially or of record, together with all affiliates of such stockholders, the Company's shares representing, in the aggregate, less than ten percent (10%) or ninety percent (90%) or more of the Company's then issued and outstanding Company common stock entitled to vote; or (ii) on August 31, 2003.



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       Under the terms of the Reading Agreement, the Company's Board of
Directors is required to conduct periodic reviews of all of its Related Party Transactions (as the term is defined in the Reading Agreement) to detect potential conflict of interests situations. Such review is to utilize the Company's Audit Committee or any other comparable committee consisting entirely of disinterested directors.

       The foregoing is a summary description of the terms of the Reading Agreement, and by its nature is incomplete. It is subject to the more complete description set forth in the Stock Purchase and Standstill Agreement by and among the Reading Stockholders, on the one hand, and the Company, on the other hand, dated November 3, 2000, attached hereto as Exhibit 2.2.

                                _________________


       As a result of the repurchases under the Settlement Agreement and the Reading Agreement, as of the date of this Report there are 13,732,071 shares of common stock of the Company outstanding. Upon the completion of the repurchase of the remaining 120,348 shares from certain directors of the Company, as contemplated by the Settlement Agreement and described in the third paragraph herein, there will be 13,611,723 shares outstanding. As of the date hereof there are no shares of preferred stock outstanding.

       The stock repurchases and expense reimbursements effected pursuant to the Settlement Agreement and the Reading Agreement will result in a significant charge against the Company's operating results for the quarter ending January 31, 2001. The Company has not yet determined the exact amount of the charge.

       In connection with the transactions discussed in this report, the Company's Board of Directors elected Messrs. James J. Cotter and Scott A. Braly to fill two vacancies on the Board of Directors, pursuant to the terms of the Reading Agreement. Messrs. John A. Gleason and William S. Marshall, who joined the Board of Directors on April 5, 2000 but who were not seated by virtue of the Status Quo Order entered in the litigation with Mr. Frankino shortly thereafter, were seated on November 3, 2000 upon the settlement of said litigation. As of the date of this Report, the Board of Directors of the Company consists of Messrs. James J. McNamara, Phillip A. Sauder, Peter P. Zackaroff, Donald Jasensky, Henry Y. L. Toh, John A. Gleason, William S. Marshall, Scott A. Braly, James J. Cotter and David L. Huber.


ITEM 5. OTHER EVENTS.

       David L. Huber resigned his position as Chairman of the Board of Directors and Chief Executive Officer of the Company at the Special Meeting of the Board of Directors of the Company held on November 3, 2000. Mr. James J. McNamara was named Interim Chairman of the Board and Chief Executive Officer of the Company at the same meeting.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

     (b) PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

     (c) EXHIBITS.

         2.1 Settlement Agreement and Release (Including Agreement for Sale of Shares) by and among National Auto Credit, Inc., Mr. Frankino, individually and as trustee and president of the Samuel J. Frankino and Connie M. Frankino Charitable Foundation, trustee of the Corrine L. Dodero Trust for the Arts and Sciences and managing partner of the Frankino and Frankino Investment Company, dated November 3, 2000.

         2.2 Stock Purchase and Standstill Agreement by and among National Auto Credit, Inc., Reading Entertainment, Inc., FA, Inc., Citadel Holding Corporation, and Craig Corporation, dated November 3, 2000.




                          [THE SIGNATURE PAGE FOLLOWS.]



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                                    SIGNATURE
                                    ---------

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATIONAL AUTO CREDIT, INC.



Date: November 17, 2000                 By: /s/ James J. McNamara
                                            --------------------------------
                                            Chief Executive Officer







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